UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒  Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material Pursuant to §240.14a-12

FIRST ADVANTAGE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i) (1) and 0-11.

April 28, 2022

Dear Stockholder:

Please join us for First Advantage Corporation’s Annual Meeting of Stockholders to be held on Wednesday, June 15, 2022, at 10:00 a.m., Eastern Time. The Annual Meeting will be held in a virtual meeting format only and will be conducted via live audio webcast. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting via a live audio webcast by visiting www.proxydocs.com/FA and entering the control number shown on your Notice of Internet Availability of Proxy Materials, proxy card or the instructions that accompanied your proxy materials.

As permitted by the rules of the Securities and Exchange Commission (the “SEC”), we are furnishing our proxy materials to stockholders primarily over the Internet. We believe this process expedites receipt, reduces costs and conserves natural resources. We sent a Notice of Internet Availability of Proxy Materials on or about April 28, 2022 to our stockholders of record at the close of business on April 18, 2022. The notice contains instructions on how to access our Proxy Statement and 2021 Annual Report and vote online. If you would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials included in the notice.

We urge you to read the accompanying materials regarding the matters to be voted on at the meeting and to submit your voting instructions by proxy. The Board of Directors recommends that you vote “FOR” each of the proposals listed on the attached notice.

Whether or not you plan to attend the meeting, your vote is important to us. You may vote your shares by proxy on the Internet, by telephone or by completing, signing and promptly returning a proxy card, or you may vote via the Internet at the Annual Meeting. We encourage you to vote by Internet, by telephone or by proxy card in advance even if you plan to attend the Annual Meeting. By doing so, you will ensure that your shares are represented and voted at the Annual Meeting.

Thank you for your continued support of First Advantage Corporation.

Sincerely,

Scott Staples
Chief Executive Officer

FIRST ADVANTAGE CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m., Eastern Time, on Wednesday, June 15, 2022

VIRTUAL LOCATION

You can attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting, by visiting www.proxydocs.com/FA and entering the control number shown on your Notice of Internet Availability of Proxy Materials, proxy card or the instructions that accompanied your proxy materials to join the Annual Meeting.

ITEMS OF BUSINESS	1. To elect the two Class I director nominees listed in the Proxy Statement.

2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022.

3. To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

RECORD DATE	You may vote at the Annual Meeting if you were a stockholder of record at the close of business on April 18, 2022.

VOTING BY PROXY

To ensure your shares are voted, you may vote your shares over the Internet, by telephone or by completing, signing and returning a proxy card. Voting procedures are described on the following page and on the proxy card.

By Order of the Board of Directors,

Executive Vice President, General Counsel & Corporate Secretary

Bret T. Jardine

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on June 15, 2022: This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Form 10-K”) are available free of charge at https://investors.fadv.com/financials-filings/sec-filings and at www.proxydocs.com/FA. A list of stockholders of record at the close of business on April 18, 2022 will be open for examination by any stockholder for any purpose germane to the Annual Meeting for a period of 10 days prior to the Annual Meeting at our principal executive offices at 1 Concourse Parkway NE, Suite 200, Atlanta, Georgia 30328, and electronically during the Annual Meeting by registering at www.proxydocs.com/FA.

PROXY VOTING METHODS

If, at the close of business on April 18, 2022, you were a stockholder of record you may vote your shares by proxy at the Annual Meeting. If you were a stockholder of record, you may vote your shares in advance over the Internet, by telephone or by mail. You may also revoke your proxies at the times and in the manner described in the General Information section of this Proxy Statement. For shares held through a broker, bank or other nominee, you may submit voting instructions to your broker, bank or other nominee. Please refer to information from your broker, bank or other nominee on how to submit voting instructions.

If you are a stockholder of record, your Internet, telephone or mail vote must be received by 10:00 a.m., Eastern Time, on June 15, 2022 to be counted. If you hold shares through a broker, bank or other nominee, please refer to information from your bank, broker or nominee for voting instructions.

To vote by proxy if you are a stockholder of record:

BY INTERNET

•	Go to the website www.proxydocs.com/FA and follow the instructions, 24 hours a day, seven days a week.

•	You will need the control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card.

BY TELEPHONE

•	From a touch-tone telephone, dial (866) 506-3604 and follow the recorded instructions, 24 hours a day, seven days a week.

•	You will need the control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card in order to vote by telephone.

BY MAIL

•	If you have not already received a proxy card, you may request a proxy card from us by following the instructions on your Notice of Internet Availability of Proxy Materials.

•	Mark your selections on the proxy card.

•	Date and sign your name exactly as it appears on your proxy card.

•	Mail the proxy card in the enclosed postage-paid envelope provided to you.

YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

Web links throughout this document are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.

FIRST ADVANTAGE CORPORATION

1 Concourse Parkway NE, Suite 200, Atlanta, GA 30328

Telephone: (888) 314-9761

PROXY STATEMENT

Annual Meeting of Stockholders

June 15, 2022

GENERAL INFORMATION

Why am I being provided with these materials?

We are providing this Proxy Statement to you in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of First Advantage Corporation of proxies to be voted at our Annual Meeting of Stockholders to be held on June 15, 2022 (the “Annual Meeting”) and at any postponements or adjournments of the Annual Meeting. We either (1) mailed you a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) notifying each stockholder entitled to vote at the Annual Meeting how to vote and how to electronically access a copy of this Proxy Statement and our Annual Report for the fiscal year ended December 31, 2021 (referred to as the “Proxy Materials”) or (2) mailed you a paper copy of the Proxy Materials and a proxy card in paper format. If you have not received, but would like to receive, a paper copy of the Proxy Materials and a proxy card in paper format, you should follow the instructions for requesting such materials contained in the Notice of Internet Availability. Except where the context requires otherwise, references to “First Advantage,” “the Company,” “we,” “us,” and “our” refer to First Advantage Corporation.

What am I voting on?

There are two proposals scheduled to be voted on at the Annual Meeting:

•	Proposal No. 1: Election of the two Class I director nominees listed in this Proxy Statement.

•	Proposal No. 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022.

Who is entitled to vote?

Stockholders as of the close of business on April 18, 2022 (the “Record Date”) may vote at the Annual Meeting or any postponement or adjournment thereof. As of that date, there were 152,982,128 shares of our common stock outstanding. Holders of our common stock have one vote for each share held as of the Record Date, including shares:

•	Held directly in your name as “stockholder of record” (also referred to as “registered stockholder”); and

•

Held for you in an account with a broker, bank or other nominee (shares held in “street name”). Street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank or nominee how to vote their shares.

What constitutes a quorum?

The presence in person or by proxy of stockholders holding a majority in voting power of the issued and outstanding shares of capital stock entitled to vote at the Annual Meeting constitutes a quorum for the Annual Meeting. Abstentions and “broker non-votes” are counted as present for purposes of determining a quorum.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, the person presiding over the Annual Meeting may adjourn the Annual Meeting until a quorum is present or represented.

How many votes are required to approve each proposal?

Under our Amended and Restated Bylaws (the “Bylaws”), directors are elected by a plurality vote, which means that the director nominees with the greatest number of votes cast, even if less than a majority, will be elected. There is no cumulative voting.

Under our Bylaws, the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022 (Proposal No. 2) requires the vote of the holders of a majority of the voting power of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. It is important to note that the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022 (Proposal No. 2) is non-binding and advisory. While the ratification of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise, if our stockholders fail to ratify the selection, we will consider it notice to the Board and the Audit Committee to consider the selection of a different firm.

What is a “broker non-vote”?

A broker non-vote occurs when shares held through a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at its discretion. Under current Nasdaq listing rules, Proposal No. 1 is considered a non-routine matter, and a broker will lack the authority to vote uninstructed shares at their discretion on this proposal. Proposal No. 2 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.

How are votes counted?

With respect to the election of directors (Proposal No. 1), you may vote “FOR” or “WITHHOLD” with respect to each nominee. Votes that are “WITHHELD” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director because directors are elected by plurality voting. Broker non-votes will have no effect on the outcome of Proposal No. 1.

With respect to the ratification of our independent registered public accounting firm (Proposal No. 2), you may vote “FOR,” “AGAINST,” or “ABSTAIN.” Abstentions are counted as a vote “AGAINST” this proposal. There are no broker non-votes with respect to Proposal No. 2, as brokers are permitted to exercise discretion to vote uninstructed shares on this proposal.

If you sign and submit your proxy card without providing voting instructions, your shares will be voted in accordance with the recommendation of the Board with respect to the Proposals.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•	“FOR” each of the Class I director nominees set forth in this Proxy Statement; and

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022.

Who will count the vote?

Representatives of Mediant Communications, Inc. (“Mediant”) will tabulate the votes and act as inspectors of election.

How do I vote my shares without attending the Annual Meeting?

If you are a stockholder of record, you may vote by authorizing a proxy to vote on your behalf at the Annual Meeting. Specifically, you may authorize a proxy:

•

By Internet—You may submit your proxy by going to www.proxydocs.com/FA and by following the instructions on how to complete an electronic proxy card. You will need the control number included on your Notice of Internet Availability or your proxy card in order to vote by Internet.

•

By Telephone—You may submit your proxy by dialing (866) 506-3604 and by following the recorded instructions. You will need the control number included on your Notice of Internet Availability or on your proxy card in order to vote by telephone.

•

By Mail—If you have received a proxy card, you may vote by mail by signing and dating the enclosed proxy card where indicated and by returning the card in the postage-paid envelope provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

Internet and telephone voting facilities will close at 10:00 a.m., Eastern Time, on June 15, 2022, for the voting of shares held by stockholders of record as of the Record Date. Proxy cards with respect to shares held of record must be received no later than 10:00 a.m., Eastern Time, June 15, 2022.

If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

How do I attend and vote my shares at the Virtual Annual Meeting?

This year’s Annual Meeting will be a completely virtual meeting of stockholders. You may attend the Annual Meeting via the Internet. Any stockholder can register and attend the Annual Meeting live online at www.proxydocs.com/FA and enter the control number shown on your Notice of Internet Availability of Proxy Materials, proxy card or the instructions that accompanied your proxy materials. If you virtually attend the Annual Meeting you can vote your shares electronically, and submit your questions during the Annual Meeting. A summary of the information you need to attend the Annual Meeting and vote via the Internet is provided below:

•

instructions on how to attend and participate via the internet, including a unique link to access the annual meeting and how to demonstrate proof of stock ownership, will be emailed to you after completion of your registration;

•

assistance with questions regarding how to attend and participate via the internet will be provided in the instructional email you will receive after completion of your registration and on the day of the Annual Meeting;

•	stockholders may vote and submit questions while attending the Annual Meeting via the internet; and

•

you will need the control number that is included in your proxy card or the instructions that accompanied your proxy materials in order to enter the Annual Meeting and to vote during the Annual Meeting.

Will I be able to participate in the online Annual Meeting on the same basis I would be able to participate in a live annual meeting?

The Annual Meeting will be held in a virtual meeting format only and will be conducted via live audio webcast. The online meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost.

We designed the format of the online Annual Meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We plan to take the following steps to provide for such an experience:

•	providing stockholders with the ability to submit appropriate questions in advance of the meeting;

•	providing stockholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per stockholder unless time otherwise permits; and

•	answering as many questions submitted in accordance with the meeting rules of conduct as appropriate in the time allotted for the meeting.

How do I vote online during the Annual Meeting?

If you are a stockholder of record, you may vote your shares by attending the 2022 Annual Meeting of Stockholders online and following the on-screen voting instructions.

If you hold your shares in “street name,” you may need to follow additional instructions provided by your broker in order to vote your shares and submit questions during the Annual Meeting. After obtaining a valid legal proxy from your broker or nominee, you must submit proof via email of your legal proxy reflecting the number of shares you hold along with your name and address to Mediant at dsmsupport@mediantonline.com.

Requests must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June 14, 2022. A confirmation of email with additional instructions on how to vote at the Annual Meeting will be issued after a valid legal proxy has been received.

What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?

If you encounter any technical difficulties with the virtual meeting website on the meeting day, please call the technical support number that will be posted in the instructional email you will receive after completion of your registration and on the day of the Annual Meeting. Technical support will be available starting at 9:45 a.m., Eastern Time, on Wednesday, June 15, 2022 and until the meeting has finished.

What does it mean if I receive more than one Notice of Internet Availability or proxy card on or about the same time?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please vote once for each Notice of Internet Availability or proxy card you receive.

May I change my vote or revoke my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:

•	voting by Internet or telephone at a later time than your previous vote and before the closing of those voting facilities at 10:00 a.m., Eastern Time, on June 15, 2022;

•	submitting a properly signed proxy card, which has a later date than your previous vote, and that is received no later than 10:00 a.m., Eastern Time, June 15, 2022;

•	attending the virtual Annual Meeting and voting in person; or

•	delivering a written statement to that effect to our Corporate Secretary, provided such statement is received no later than June 14, 2022.

If you hold shares in street name, please refer to information from your bank, broker or other nominee on how to revoke or submit new voting instructions.

Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, we do not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy, the named proxies will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees of the Company (for no additional compensation) in person or by telephone, e-mail or facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Our amended and restated certificate of incorporation provides for a classified board of directors divided into three classes. Scott Staples and Susan R. Bell constitute a class with a term that expires at the annual meeting of stockholders in 2022 (the “Class I Directors”); James L. Clark and Bianca Stoica constitute a class with a term that expires at the annual meeting of stockholders in 2023 (the “Class II Directors”); and Joseph Osnoss, John Rudella, and Judith Sim constitute a class with a term that expires at the Annual Meeting of Stockholders in 2024 (the “Class III Directors”).

Upon the recommendation of the Nominating and Corporate Governance Committee, the full Board has considered and nominated the following slate of Class I nominees for a three-year term expiring at the annual meeting of stockholders in 2025: Scott Staples and Susan R. Bell. Action will be taken at the Annual Meeting for the election of these two Class I director nominees.

Unless otherwise instructed, the persons named in the form of proxy card (the “proxyholders”) attached to this Proxy Statement intend to vote the proxies held by them for the election of Scott Staples and Susan R. Bell. All of the nominees have indicated that they will be willing and able to serve as directors. If any nominee becomes unwilling or unable to serve as a director, the Board may propose another person in place of that nominee, and the individuals designated as your proxies will vote to appoint that proposed person. Alternatively, the Board may decide to reduce the number of directors constituting the full Board.

Nominees for Election to the Board of Directors in 2022

The following information describes the offices held, ages (as of the date of this Proxy Statement), other business directorships and the class and term of each director nominee, as well as the experiences, qualifications, attributes or skills that caused the Board to determine that the director-nominee should serve as a director.

    Class I – Directors Whose Term Expires in 2022

Name	Age	Principal Occupation and Other Information
Scott Staples	56

Scott Staples has served as our Chief Executive Officer since April 2017. Prior to joining First Advantage, Mr. Staples co-founded Mindtree Ltd., a digital transformation and IT Services company, and served as President Americas & Global Head of Business Groups for 17 years. Mr. Staples spent the first 10 years of his career in various roles at Cambridge Technology Partners, Gemini Consulting and Prudential. Mr. Staples holds a B.A. from the University of Delaware and an M.B.A. from Fairleigh Dickinson University, Madison, New Jersey. Mr. Staples was selected to serve as a director because of his deep knowledge of our business and his significant executive management and leadership experience.

Susan R. Bell	59

Susan R. Bell has served as our director since June 2021. Ms. Bell currently serves as a member of the boards of directors of Rollins, Inc., RPC, Inc., and Marine Products Corporation and serves on the audit committees of those corporations. She also serves as chair of the Audit Committee of Rollins, Inc. In 2020, Ms. Bell retired from Ernst & Young LLP (“EY”) after a 36-year career in public accounting, serving in key leadership roles, including Global Financial Accounting Advisory Services Power & Utilities sector leader, Office Managing Partner of EY Atlanta, GA, and Southeast Region Risk Advisory practice leader. Simultaneous with those respective roles, Ms. Bell served as external audit partner or independent quality review partner on external audits. Prior to leading EY’s Southeast Region Risk Advisory practice, Ms. Bell served as an audit and business advisory partner at EY and as an audit partner for Arthur Andersen. Ms. Bell graduated summa cum laude from Mississippi State University with a Bachelor of Professional Accountancy and is a Certified Public Accountant in Georgia and Tennessee. Ms. Bell was selected to serve as a director because of her experience in accounting and auditing and her experience with audit committees and boards.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE

ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

Continuing Members of the Board of Directors

The following information describes the offices held, ages (as of the date of this Proxy Statement), other business directorships and the class and term of each director whose term continues beyond the Annual Meeting and who is not subject to election this year.

     Class II – Directors Whose Term Expires in 2023

Name	Age	Principal Occupation and Other Information
James L. Clark	60

James L. Clark has served as our director since June 2021. Since 2012, Mr. Clark is the President and Chief Executive Officer of the Boys & Girls Clubs of America. Mr. Clark began his career at the Milwaukee Journal Sentinel in 1979, where he served in senior leadership roles in distribution, marketing and customer service operations and advanced to Senior Vice President. He departed the media company after 24 years to become President and CEO of the Boys & Girls Clubs of Greater Milwaukee in 2004, for which he had served as a board member. Mr. Clark previously served as a director of Boxlight Corporation and on the governance committee. Mr. Clark holds a Business Administration degree from the University of Wisconsin-Milwaukee. Mr. Clark was selected to serve as a director because of his experience as a public company director.

Bianca Stoica	28

Bianca Stoica has served as our director since January 2020. Ms. Stoica is a Director of Silver Lake, which she joined in 2015. She graduated summa cum laude from The Wharton School of the University of Pennsylvania, where she received a B.S. in Economics with concentrations in Finance and Accounting and a minor in Mathematics. Ms. Stoica was selected to serve as a director because of her experience in private equity investing and knowledge and understanding of business and corporate strategy.

      Class III– Directors Whose Term Expires in 2024

Name	Age	Principal Occupation and Other Information
Joseph Osnoss	44

Joseph Osnoss has served as a director since January 2020. Mr. Osnoss is a Managing Partner of Silver Lake, which he joined in 2002. From 2010 to 2014, he was based in London, where he helped oversee the firm’s activities in EMEA. Prior to joining Silver Lake, Mr. Osnoss worked in investment banking at Goldman, Sachs & Co. In addition to First Advantage, Mr. Osnoss is currently a member of the board of directors of Carta, Cegid, Clubessential Holdings, EverCommerce where he serves on the Compensation Committee, Global Blue where he serves on its Nomination and Compensation Committee, LightBox, Relativity, and Zuora. He previously served as Chairman of the Board of Cast & Crew and as a board director of Cornerstone OnDemand, Instinet, Interactive Data, Mercury Payment Systems, Sabre Corporation, and Virtu Financial. Mr. Osnoss graduated summa cum laude from Harvard College with an A.B. in Applied Mathematics and a citation in French Language. He has remained involved in academics, including as a Visiting Professor in Practice at the London School of Economics; a member of the Dean’s Advisory Cabinet at Harvard’s School of Engineering and Applied Sciences; a participant in The Polsky Center Private Equity Council at the University of Chicago; and a Trustee of Greenwich Academy. Mr. Osnoss was selected to serve as a director because of his extensive experience in private equity investing, domestic and international experience, and service on the boards of directors of other companies.

John Rudella	51

John Rudella has served as our director since January 2020. Mr. Rudella is a Director of Silver Lake, which he joined in 2014. Prior to joining Silver Lake, Mr. Rudella served as a U.S. Navy SEAL where he held a variety of leadership positions, worked in technology development, and made multiple deployments to Africa and the Middle East. Mr. Rudella holds a B.S. in Aeronautical Engineering from the U.S. Naval Academy and a M.S. from the Industrial College of the Armed Forces. In addition to First Advantage, Mr. Rudella currently serves on the board of the Station Foundation. He previously served on the board of Ancestry.com. Mr. Rudella was selected to serve as a director because of his experience in private equity investing and knowledge and understanding of business and corporate strategy.

Judith Sim	53

Judith Sim has served as our director since June 2021. Ms. Sim previously held various customer-related and marketing positions at Oracle Corporation from 1991 to April 2020, including as its Chief Marketing Officer from 2005 to April 2020. She has significant leadership and executive experience from her position as head of marketing programs at Oracle, including experience in field marketing, corporate communications, global customer programs, advertising, campaigns, events and corporate branding. Ms. Sim has been a member of the board of directors at Fortinet Inc, since 2015, serving as the chair of the Human Resources Committee and a member of the Corporate Governance and ESG Committees. She was also a member of the board of directors of the San Francisco Chamber of Commerce from 2015 to 2020. Ms. Sim received a B.S. in dietetics from the University of California at Davis. Ms. Sim was selected to serve as a director because of her significant go-to-market experience and her experience as a public company director.

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Our Board of Directors directs and oversees the management of our business and affairs and has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. In addition, from time to time, special committees may be established under the direction of the Board of Directors when necessary to address specific issues.

Director Independence and Independence Determinations

Under the rules of the Nasdaq Stock Market (“Nasdaq”), a director is not independent unless our Board of Directors affirmatively determines that he or she does not have a material relationship with us or any of our subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with us or any of our subsidiaries). Ownership of a significant amount of our stock, by itself, does not constitute a material relationship.

Our Corporate Governance Guidelines define an “independent” director in accordance with Rule 5605(a)(2) of the Nasdaq rules. In addition, audit and compensation committee members are subject to the additional independence requirements of applicable SEC rules and Nasdaq listing standards. Our Corporate Governance Guidelines require our Board of Directors to review the independence of all directors at least annually.

In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the Nasdaq independence definition, our Board of Directors will determine, considering all relevant facts and circumstances, whether such relationship is material.

Our Board of Directors has affirmatively determined that each of our directors and director nominees, other than Scott Staples, is independent in accordance with Nasdaq rules. In making its independence determinations, our Board of Directors considered and reviewed all information known to it (including information identified through directors’ questionnaires).

Director Nomination Process

Our Board seeks to ensure that it is composed of members whose particular experience, qualifications, attributes, and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively. As specified in our Corporate Governance Guidelines, in identifying candidates for membership on the Board, the Nominating and Corporate Governance Committee may take into account (1) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially with the other members of the Board, and (2) all other factors it considers appropriate, which may include age, diversity of background, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, various and relevant career experience, relevant technical skills, relevant business or government acumen, financial and accounting background, technology background, compliance background, executive compensation background and the size, composition and combined expertise of the existing Board. As the application of these factors involves the exercise of judgment, the Nominating and Corporate Governance Committee does not have a standard set of fixed qualifications that is applicable to all director candidates, although the Nominating and Corporate Governance Committee does at a minimum assess each candidate’s strength of character, mature judgment, industry knowledge or business experience and his or her ability to satisfy independence standards. In addition, while the Board considers diversity of viewpoints, background and experiences, the Board does not have a formal diversity policy. In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources, including third party recommendations. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Nominating and Corporate Governance Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral.

Board Diversity Matrix (As of April 26, 2022)

Board Size:

Total Number of Directors	7

	Female	Male	Non-Binary	Did Not Disclose Gender

Gender:

Directors	3	4	0	0

Number of Directors who identify in Any of the Categories Below:

African American or Black	0	0	0	0

Alaskan Native or Native American	0	0	0	0

Asian (other than South Asian)	1	0	0	0

South Asian	0	0	0	0

Hispanic or Latinx	0	0	0	0

Native Hawaiian or Pacific Islander	0	0	0	0

White	2	4	0	0

Two or More Races or Ethnicities	0	0	0	0

LGBTQ+	0

Persons with Disabilities	0

In connection with its annual recommendation of a slate of nominees, the Nominating and Corporate Governance Committee also may assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.

When considering whether the nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the nominees’ contributions to our and our subsidiaries’ success in recent years and on information discussed in each of the nominee’s biographical information set forth above. We believe that our director nominees provide an appropriate mix of experience and skills relevant to the size and nature of our business. In particular, with respect to Mr. Staples, our Board of Directors considered his deep knowledge of our business and his significant executive management and leadership experience and with respect to Ms. Bell, our Board of Directors considered her experience in accounting and auditing and her experience with audit committees and boards.

This process resulted in the Board’s nomination of the incumbent Class I directors named in this Proxy Statement and proposed for election by you at the upcoming Annual Meeting.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Any recommendation submitted to the Corporate Secretary of the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14(a) of the Exchange Act, and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the Company’s Proxy Statement as a nominee of the stockholder and to serving as a director if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the proposed candidate’s full name and address, résumé and biographical information to the attention of the Corporate Secretary of the Company, 1 Concourse Parkway NE, Suite 200, Atlanta, Georgia

30328. All recommendations for nomination received by the Corporate Secretary that satisfy our Bylaw requirements relating to director nominations will be presented to the Nominating and Corporate Governance Committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our Bylaws. These requirements are also described under “Stockholder Proposals for the 2023 Annual Meeting.”

Additionally, in connection with the initial public offering (the “IPO”) of our common stock in June 2021, we entered into a stockholders’ agreement with SLP Fastball Aggregator, L.P., Workday, Inc. and management stockholders. Pursuant to the stockholders’ agreement, so long as SLP Fastball Aggregator, L.P. and its affiliates collectively own at least 5% of all outstanding shares of our stock entitled to vote generally in the election of directors, the Silver Lake Transferee Group (as defined therein) have the right, but not the obligation, to nominate to the Board a number of individuals equal to the percentage of the issued and outstanding common stock owned by the Silver Lake Transferee Group multiplied by the total number of directors of the Board (rounded up to the nearest whole number). We have three directors on our Board who are current employees of Silver Lake Group, L.L.C. (together with its affiliated entities, successors and assignees, “Silver Lake”), and who were recommended by Silver Lake as director nominees pursuant to the stockholders agreement: Ms. Stoica is a Class II director and Messrs. Osnoss and Rudella are Class III directors. See “Transactions Related to Directors, Equity Holders, and Executive Officers” for a discussion of the stockholders’ agreement.

Controlled Company Exemption

We qualify as a “controlled company” under the corporate governance rules of the Nasdaq Listing Rules because Silver Lake, controls a majority of the voting power of our outstanding common stock. Therefore, we are not required to have a majority of our Board of Directors be independent, nor are we required to have a compensation committee or an independent nominating function. However, we are not currently relying on the exemptions from these corporate governance requirements.

Executive Sessions

Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors will meet in a private session that excludes management and any non-independent directors. Joseph Osnoss presides at the executive sessions.

Leadership Structure

Joseph Osnoss has served as our Chairperson since 2020. As provided in our Corporate Governance Guidelines, the Board does not have a policy on whether or not the roles of Chairperson and Chief Executive Officer should be separate. Accordingly, the Board of Directors believes that it should be free to make a choice from time to time regarding a leadership structure that is in the best interests of the Company and its stockholders. At this time, the Board believes that the Mr. Osnoss is best situated to serve as Chairperson and that the Company’s current separated roles of Chairperson and Chief Executive Officer is appropriate. Mr. Osnoss has extensive experience in private equity investing, domestic and international experience, and service on the boards of directors of other companies. Mr. Osnoss serves as Chairperson, while Mr. Staples serves as our Chief Executive Officer.

Communications with the Board

As described in our Corporate Governance Guidelines, stockholders and other interested parties who wish to communicate with the chairperson of any of the Audit, Compensation, or Nominating and Corporate Governance Committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the General Counsel of the Company, 1 Concourse Parkway NE, Suite 200, Atlanta, Georgia 30328, who will forward such communication to the appropriate party. Such communications may be done confidentially or anonymously.

Board Committees and Meetings

The following table summarizes the current membership of each of the Board’s Committees.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Joseph Osnoss			X
Susan R. Bell	Chair	X
James L. Clark			X
John Rudella		Chair
Judith Sim	X		Chair
Bianca Stoica	X	X

All directors are expected to make their best effort to attend all meetings of the Board, meetings of the committees of which they are members and the annual meeting of stockholders. During the year ended December 31, 2021, the Board held two meetings, the Audit Committee held three meetings, the Compensation Committee held two meetings and the Nominating and Corporate Governance Committee held two meetings. During fiscal 2021, all of our directors attended at least 75% of the meetings of the Board and committees during the time in which he or she served as a member of the Board or such committee.

Audit Committee

Our Audit Committee consists of Ms. Bell, who serves as the Chair, Ms. Sim and Ms. Stoica. Ms. Bell and Ms. Sim have been determined to be “independent,” consistent with our Audit Committee charter, Corporate Governance Guidelines, SEC rules and Nasdaq listing standards applicable to boards of directors in general and audit committees in particular. Our Board of Directors has determined that Ms. Bell qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K.

The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found at https://investors.fadv.com/corporate-governance/documents-charters, and include assisting the Board of Directors in overseeing the following:

•	selecting and hiring our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;

•	assisting the Board of Directors in evaluating the qualifications, performance and independence of our independent auditors;

•	assisting the Board of Directors in monitoring the quality and integrity of our financial statements and our accounting and financial reporting;

•	assisting the Board of Directors in monitoring our compliance with legal and regulatory requirements;

•	reviewing the adequacy and effectiveness of our internal control over financial reporting processes;

•	assisting the Board of Directors in monitoring the performance of our internal audit function;

•	reviewing with management and our independent auditors our annual and quarterly financial statements;

•	overseeing our technology security and data privacy programs;

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•	preparing the audit committee report that the rules and regulations of the SEC require to be included in our annual Proxy Statement.

The Audit Committee shall also prepare the report of the committee required by the rules and regulations of the SEC to be included in our annual Proxy Statement.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Messrs. Clark and Osnoss and Ms. Sim, who serves as the Chair. Each of Messrs. Clark and Osnoss and Ms. Sim has been determined to be “independent” as defined by our Corporate Governance Guidelines and Nasdaq listing standards.

The duties and responsibilities of the Nominating and Corporate Governance Committee are set forth in its charter, which may be found at https://investors.fadv.com/corporate-governance/documents-charters, and include the following:

•	assisting our Board of Directors in identifying prospective director nominees and recommending nominees to the Board of Directors;

•	overseeing the evaluation of the Board of Directors and management;

•	developing and recommending a set of corporate governance guidelines;

•	recommending members for each committee of our Board of Directors; and

•	otherwise taking a leadership role in shaping our corporate governance and overseeing our strategy as it relates to environmental and social matters.

Compensation Committee

Our Compensation Committee consists of Mses. Bell and Stoica and Mr. Rudella, who serves as the Chair. Each of Mses. Bell and Stoica and Mr. Rudella has been determined to be “independent” as defined by our Corporate Governance Guidelines and Nasdaq listing standards applicable to boards of directors in general and compensation committees in particular.

The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found at https://investors.fadv.com/corporate-governance/documents-charters, and include the following:

•	oversight of our executive compensation policies and practices;

•	reviewing and approving matters related to the compensation of our Chief Executive Officer and our other executive officers; and

•	overseeing administration and monitoring of our incentive and equity-based compensation plans.

•	reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by the Board of Directors), determining and approving, or making recommendations to the Board of Directors with respect to, our Chief Executive Officer’s compensation level based on such evaluation;

•

reviewing and approving, or making recommendations to the Board of Directors with respect to, the compensation of our other executive officers, including annual base salary, bonus and equity-based incentives and other benefits;

•	reviewing and recommending the compensation of our directors;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure required by SEC rules;

•	preparing the compensation committee report required by the SEC to be included in our annual Proxy Statement; and

•	reviewing and making recommendations with respect to our equity compensation plans.

Our Compensation Committee makes the final determination regarding the annual compensation of our Chief Executive Officer and our other executive officers, taking into consideration, among other things, each individual’s performance and contributions to the Company. As part of the Compensation Committee’s compensation setting process, the Compensation Committee will meet separately with the Chief Executive Officer, the Company’s principal human resources executive and any other corporate officers, as it deems appropriate, and the Compensation Committee may also invite any director, management of the Company and such other persons as it deems appropriate from time to time in order to carry out its responsibilities. Our Chief Executive Officer and other executive officers do not participate in the determination of their own respective compensation. With respect to director compensation, our Compensation Committee reviews and recommends to the full Board of Directors the form and amount of director compensation, and the full Board then reviews these recommendations and makes a final determination on the compensation of our directors.

Pursuant to the Compensation Committee Charter, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. In late 2021, the Company retained Pearl Meyer & Partners, LLC to serve as its compensation consultant.

Committee Charters and Corporate Governance Guidelines

Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe our Board of Directors’ views and policies on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by our Nominating and Corporate Governance Committee and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by our Board of Directors.

Our Corporate Governance Guidelines and other corporate governance information are available on our website at https://investors.fadv.com/corporate-governance/documents-charters.

Global Code of Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to all of our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer. The Global Code of Conduct and Ethics sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws, use of our assets and business conduct and fair dealing. A current copy of the code is posted on our website at https://investors.fadv.com/corporate-governance/documents-charters. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website.

Oversight of Risk Management

The Board has extensive involvement in the oversight of risk management related to us and our business. Our Chief Executive Officer and other executive officers will regularly report to the non-executive directors and the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. The Audit Committee is responsible for overseeing management of risks related to our financial statements and financial reporting process, business continuity, and operational risks, the qualifications, independence, and performance of our independent auditors, the performance of our internal audit function, legal and regulatory matters, and our compliance policies and procedures. Through its regular meetings with management, including the accounting, legal, and internal audit functions, the Audit Committee reviews and discusses significant areas of our business and summarizes for the Board the most material areas of risk and the appropriate mitigating factors. In addition, our Board receives periodic detailed operating performance reviews from management. We believe that the leadership of our Board of Directors provides appropriate risk oversight of our activities.

Hedging Policy

The Company’s Securities Trading Policy requires executive officers and directors to consult the Company’s General Counsel prior to engaging in transactions involving the Company’s securities. In order to protect the Company from exposure under insider trading laws, executive officers and directors are encouraged to enter into pre-programmed trading plans under Exchange Act Rule 10b5-1. The Company’s Securities Trading Policy prohibits directors and employees (including officers) from trading in options, warrants, puts and calls or similar instruments on the Company’s securities or selling such securities short. In addition, directors and employees (including officers) are prohibited from engaging in any transactions (including variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of the Company’s equity securities without first receiving pre-clearance from the Company’s General Counsel.

Executive Officers of the Company

Set forth below is certain information regarding each of our current executive officers, other than Scott Staples whose biographical information is presented under “Nominees for Election to the Board of Directors in 2022.”

Name	Age	Principal Occupation and Other Information

David L. Gamsey	64

David L. Gamsey has served as our Executive Vice President and Chief Financial Officer since February 2016. Prior to First Advantage, Mr. Gamsey was at Air Serv Corporation from April 2008 to February 2016, where he served as Chief Financial Officer and Chief Operating Officer. Prior to this, Mr. Gamsey was the Chief Financial Officer at Beecher Carlson from January 2005 to February 2008, Innotrac Corporation from February 2000 to January 2005 and AHL Services, Inc. from September 1995 to February 2000. Mr. Gamsey spent 16 years of his career at Price Waterhouse and Arthur Andersen. Mr. Gamsey received his B.B.A. in Accounting, with distinction, from Emory University. Mr. Gamsey is a licensed CPA.

Bret T. Jardine	55

Bret T. Jardine has served as our Executive Vice President, General Counsel and Corporate Secretary since January 2011. From November 2009 to December 2010, Mr. Jardine was the head of the legal department of the First Advantage business, which had been an operating division within First American and was later spun off to a company that became known as Corelogic and then was subsequently sold in December 2010. Prior to that, in 2009 when First Advantage was previously a public company, Mr. Jardine was acting General Counsel until November of that year. Before joining First Advantage in August 2004, Mr. Jardine practiced law at Zimmet, Unice, Salzman, Heyman and Jardine PA for nearly a decade, with experience in class actions and regulatory inquiries as well as corporate transactional work and corporate governance. Mr. Jardine holds a B.A. in Political Science from the University of Florida and a J.D. from Stetson University College of Law.

Joseph Jaeger	63

Joseph Jaeger has served as the President, Americas of First Advantage since January 2021. Before this role, he had served as our Chief Revenue Officer since September 2015. Prior to First Advantage, Mr. Jaeger held a variety of roles at human resources technology companies, including Vice President, Sales and Vice President Americas at Kronos from November 2008 to September 2015, Chief Executive Officer of Focal Point Solutions from April 2008 to November 2008 and executive sales, marketing and services leadership roles at Authoria from March 1999 to March 2008. He also served as Sales Director and Vice President, Sales and Marketing at Health Payment Review and HBO & Company in the healthcare software industry from March 1993 to December 1998. Mr. Jaeger graduated from Indiana University with a B.S. in Business and completed the “Leading High Impact Teams” Program at Northwestern University’s Kellogg School.

PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2022. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. The representative will also have the opportunity to make a statement if he or she desires to do so, and the representative is expected to be available to respond to appropriate questions.

The shares represented by your proxy will be voted “FOR” the ratification of the selection of Deloitte & Touche LLP unless you specify otherwise.

Audit and Non-Audit Fees

The following table presents fees for professional services rendered by our independent registered public accounting firm, Deloitte & Touche LLP, for the years ended December 31, 2021 and 2020:

	2021	2020
Audit fees(1)	$1,210,000	$1,402,500
Audit-related fees(2)	177,000	1,788,500
Tax fees(3)	409,723	352,991
All other fees(4)	--	--
Total:	$1,796,723	$3,543,991

(1)

Includes the aggregate fees billed in each of the last two fiscal years for professional services rendered for the audit of the Company’s annual financial statements and the reviews of quarterly financial statements. The fees include services that are normally provided in connection with statutory or regulatory filings or engagements.

(2)

Includes the aggregate fees billed in each of the last two fiscal years for services performed that are related to the Company’s SEC filings (including costs relating to the IPO in June 2021 and subsequent follow-on offering in November 2021), services performed that are related to purchase accounting (including costs relating to the January 2020 acquisition of substantially all of the equity interests of the Company), and other research and consultation services.

(3)	Includes the aggregate fees billed in each of the last two fiscal years for professional services rendered for tax compliance, tax advice, and tax planning.

(4)	Deloitte & Touche LLP did not provide any other services during the period.

The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining Deloitte & Touche LLP’s independence and concluded that it was.

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

Consistent with SEC rules regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for the appointment, compensation, retention, oversight and, when necessary, termination of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee has established procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm and, subject to the next sentence, pre-approves all audit and permitted non-audit services provided by any independent registered public accounting firm prior to each engagement. As part of such procedures, the Audit Committee has delegated to its chair the authority to review and pre-approve any such services in between the Audit Committee’s regular meetings. Any such pre-approval will be subsequently considered and ratified by the Audit Committee at the next regularly scheduled meeting. All services to the Company provided by Deloitte & Touche LLP after the adoption of the pre-approval policy in 2021 were approved in accordance with the pre-approval policy.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under “The Board of Directors and Certain Governance Matters—Board Committees and Meetings—Audit Committee.” Under the Audit Committee charter, our management is fundamentally responsible for the financial statements and disclosures. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.

Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the 2021 Form 10-K for filing with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Susan R. Bell, Chair

Judith Sim

Bianca Stoica

EXECUTIVE COMPENSATION

Emerging Growth Company Status

As an “emerging growth company,” we are required to provide executive compensation information for the following individuals: (i) the Company’s principal executive officer (“PEO”), during the fiscal year, regardless of compensation; (ii) the two most highly compensated executive officers (other than the PEO) who were serving as executive officers of the Company at the end of the fiscal year and whose total compensation was greater than $100,000; and (iii) up to two additional persons who served as executive officers (other than as the PEO) during the fiscal year but were not serving in that capacity at the end of the fiscal year if their total compensation is higher than any of the other two named executive officers in the preceding group. Our named executive officers (“Named Executive Officers”) for 2021 include our Chief Executive Officer (Scott Staples) and our two most highly compensated executive officers, other than our Chief Executive Officer (Joseph Jaeger, our President, Americas, and David L. Gamsey, our Chief Financial Officer & Executive Vice President). For 2021, we had no former executive officers who would qualify as Named Executive Officers.

Summary Compensation Table

The following table sets forth information concerning the compensation earned by our Named Executive Officers, during our fiscal year ended December 31, 2021.

SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	BONUS ($)	STOCK AWARDS ($)(2)	OPTION AWARDS(3)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(4)	ALL OTHER COMPENSATION ($)(5)	TOTAL ($)

Scott Staples	2021	600,000	--	--	6,165,446	400,000	4,350	7,169,796
Chief Executive Officer	2020	450,007	750,000	4,192,412	--	277,300	4,275	5,673,994

Joseph Jaeger	2021	500,000	--	527,045	1,806,409	500,000	4,350	3,337,804
President, Americas	2020	499,995	750,000	1,222,787	--	432,100	4,275	2,909,157

David L. Gamsey	2021	500,000	--	--	1,287,185	250,000	4,350	2,041,535
Chief Financial Officer & Executive Vice President	2020	400,006	750,000	873,419	--	172,800	4,275	2,200,500

(1)	The amounts reported in this column represent each Named Executive Officer’s base salary earned during 2021.

(2)

We granted restricted stock units (“RSUs”) under the First Advantage Corporation 2021 Omnibus Incentive Plan (the “2021 Equity Plan”) to Mr. Jaeger pursuant to a form of restricted stock unit agreement (the “RSU Agreement”). 50% of the RSUs are subject solely to time-based vesting criteria, and the other 50% of the RSUs are subject to both time and performance-based vesting criteria. The performance-vesting RSUs are subject to market conditions and an implied performance condition as defined under applicable accounting standards. With regards to the 2021 RSUs granted to Mr. Jaeger, approximately 20.33% of the performance-based RSUs had satisfied the performance-based vesting criteria as of the grant date. The grant date fair value of performance-vesting RSUs was computed based upon the probable outcome of the performance conditions as of the grant date in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Achievement of the performance conditions for the performance-vesting RSUs that had not satisfied the performance-based vesting criteria as of the grant date was not deemed probable on the grant date and, accordingly, no value is included in the table for these RSUs pursuant to the SEC’s disclosure rules. Assuming achievement of the performance conditions, the aggregate grant date fair value of the performance-vesting RSUs that had not satisfied the performance-based vesting criteria as of the grant date would have been $348,955. See Note 10 (“Share-based Compensation”) to our audited consolidated financial statements included in our 2021 Form 10-K for a discussion of the valuation of our equity-based awards.

(3)

In connection with our IPO, we granted stock options to each of our Named Executive Officers under the 2021 Equity Plan pursuant to a form of nonqualified stock option agreement (the “Option Agreement”). 50% of the stock options are subject solely to time-based vesting criteria, and the other 50% of the stock options are subject to both time and performance-based vesting criteria. The performance-vesting stock options are subject to market conditions and an implied performance condition as defined under applicable accounting standards. The grant date fair value of performance-vesting stock options was computed based upon the probable outcome of the performance conditions as of the grant date in accordance with FASB ASC Topic 718. Achievement of the performance conditions for the performance-vesting stock options that had not satisfied the performance-based vesting criteria as of the grant date was not deemed probable on the grant date and, accordingly, no value is included in the table for these options pursuant to the SEC’s disclosure rules. Assuming achievement of the performance conditions, the aggregate grant date fair values of the performance-vesting stock options that had not satisfied the performance-based vesting criteria as of the grant date would have been: $6,002,396 for Mr. Staples, $1,758,637 for Mr. Jaeger, and $1,253,145 for Mr. Gamsey. See Note 10 to our audited consolidated financial statements included in our 2021 Form 10-K for a discussion of the valuation of our equity-based awards.

(4)

The amounts reported in this column represent the annual incentive bonus amounts earned by each Named Executive Officer pursuant to our Management Incentive Compensation Plan (the “MICP” and as described below under “—Management Incentive Compensation Plan”).

(5)	The amounts reported in this column represent the discretionary employer matching contribution under the 401(k) Plan for each Named Executive Officer.

Employment Agreements with Named Executive Officers

The Company entered into an employment letter agreement with each of our Named Executive Officers, which sets forth standard terms summarizing annual base salary, bonus, and benefits. The employment letter agreements also provide for certain severance payments that may be due following termination of employment under certain circumstances, subject to execution of a release of claims and compliance with certain restrictive covenants.

Staples Employment Agreement

Pursuant to Mr. Staples’ employment letter agreement, dated March 1, 2017 (the “Staples Employment Agreement”), Mr. Staples serves as our Chief Executive Officer. The following terms and events are provided by the Staples Employment Agreement:

Employment Term

The Staples Employment Agreement has no specified employment term and may be terminated by either the Company or Mr. Staples at any time and for any reason or no reason. In the event of Mr. Staples’ voluntary resignation, he is required to provide 30 days’ notice and, if so requested by the Company, will continue working on a full-time basis in his then current role through the expiration of the 30-day notice period.

Compensation and Benefits

Mr. Staples is entitled to an initial base salary of $450,000 (increased to $600,000 in 2021), which is subject to annual review and increase pursuant to employee compensation policies in effect from time to time. In addition, he is eligible to receive an annual performance cash bonus under the MICP in a target amount equal to $350,000 for 2018 and thereafter (increased to $400,000 in 2021), payable based on the Company’s achievement of revenues and Adjusted EBITDA targets that are established by our Board of Directors in consultation with Mr. Staples.

Restrictive Covenants

Under the Staples Employment Agreement, Mr. Staples is subject to the following restrictive covenants: (i) confidentiality during employment and perpetually upon termination, (ii) non-use of trade secrets during employment and perpetually upon termination, (iii) non-competition during employment and for 12 months following termination, (iv) non-solicitation of employees and non-solicitation of customers, suppliers, and other business relations during employment and for 12 months following termination, and (v) mutual non-disparagement during employment and perpetually upon termination.

Severance

Mr. Staples is not entitled to any severance payments upon termination due to death, disability, for Cause or without Good Reason (as such terms are defined in the Staples Employment Agreement). Pursuant to the Staples Employment Agreement, if the Company terminates Mr. Staples’ employment without Cause or he resigns for Good Reason, then subject to his continued material compliance with the restrictive covenants and his timely execution, without revocation, of an effective release of claims in favor of the Company and its affiliates, he will be entitled to continued payment of his base salary for the lesser of (i) 12 months and (ii) the period commencing on his termination date and ending on the day preceding the date he begins to provide at least half-time services (whether as an employee, contractor or otherwise) to another person or entity, to be paid in accordance with the standard payroll schedule.

Definitions

Under the Staples Employment Agreement, “Cause” is defined as (i) any act or omission by the executive constituting dishonesty, fraud or other malfeasance, which in any such case is materially injurious to the financial condition or business reputation of the Company or any of its affiliates; (ii) the executive’s conviction of, or pleading nolo contendere to, any felony or a misdemeanor involving moral turpitude (or the equivalents thereof in any other jurisdiction in which the Company or any of its affiliates conducts business); (iii) any material misrepresentation or material breach of any of the terms of the Staples Employment Agreement or any willful failure by the executive to carry out or comply with any lawful and reasonable directive of our Board of Directors, or any willful failure by the executive to carry out his responsibilities as Chief Executive Officer, which breach or failure is not remedied by the executive within 30 days after receiving written notice from our Board of Directors specifying such breach or failure; (iv) any judgment made by a court of competent jurisdiction or any binding arbitration award made by an arbitral body against the executive or the Company that has the effect of materially diminishing the executive’s ability to perform the duties of the executive’s position (including, without limitation, any such determination or award enforcing any proprietary information and inventions or similar agreement with a third party).

Under the Staples Employment Agreement, “Good Reason” is defined as (i) a material breach by the Company of the material terms of the Staples Employment Agreement including, but not limited to, the failure of the Company to make any material payment or provide any material benefit specified thereunder; (ii) any material adverse change in the nature or scope of the executive’s authority, duties or responsibilities (however, the executive continuing in his current role on a divisional or business unit basis, following the acquisition of the Company and its subsidiaries by a larger entity will not be Good Reason); or (iii) a reduction in the executive’s base salary; however, the executive may not resign for Good Reason unless: (x) the executive provided the Company with at least 30 days prior written notice of the executive’s intent to resign for Good Reason (which notice must be provided within 90 days following the occurrence of the event(s) purported to constitute Good Reason); and (y) the Company has not remedied the alleged violation(s) within the 30 day period.

Jaeger Employment Agreement

Pursuant to Mr. Jaeger’s employment letter agreement, dated August 14, 2015 and amended on May 19, 2016 (“the Jaeger Employment Agreement”), Mr. Jaeger serves as our President, Americas. The following terms and events are provided by the Jaeger Employment Agreement.

Employment Term

The Jaeger Employment Agreement has no specified employment term and may be terminated by either the Company or Mr. Jaeger at any time and for any reason or no reason.

Compensation and Benefits

Mr. Jaeger is entitled to an initial base salary of $500,000 (unchanged in 2021), which is subject to annual review and increase pursuant to employee compensation policies in effect from time to time. In addition, he is eligible to participate in the MICP, pursuant to which he may receive an annual performance bonus in an amount equal to 100% of his base salary (unchanged in 2021), which is payable based on the achievement of annual objectives with respect to company, business unit, and individual performance.

Restrictive Covenants

Under the Jaeger Employment Agreement, Mr. Jaeger is subject to the following restrictive covenants: (i) confidentiality during employment and perpetually upon termination, (ii) non-use of trade secrets during employment and perpetually upon termination, (iii) non-competition during employment and for 12 months following termination (but such non-compete will be suspended during any period where there is a good faith dispute that the Company is not paying compensation otherwise due to him), (iv) non-solicitation of employees and non-solicitation of customers, suppliers, and other business relations during employment and for six months following termination, and (v) mutual non-disparagement during employment and perpetually upon termination.

Severance

Mr. Jaeger is not entitled to any severance payments upon termination due to death, disability, for Cause or without Good Reason (as such terms are defined in the Jaeger Employment Agreement). Pursuant to the Jaeger Employment Agreement, if the Company terminates Mr. Jaeger’s employment without Cause or he resigns for Good Reason, then subject to his continued material compliance with the restrictive covenants and his timely execution, without revocation, of an effective release of claims in favor of the Company and its affiliates, he will be entitled to continued payment of his base salary for a period of 12 months, to be paid in accordance with the standard payroll schedule.

Definitions

Under the Jaeger Employment Agreement, “Cause” is defined as (i) any willful act or omission by the executive constituting dishonesty, fraud or other malfeasance, which in any such case is injurious to the financial condition or business reputation of the Company or any if its affiliates; (ii) the executive’s conviction of, or pleading nolo contendere to any felony or a misdemeanor involving moral turpitude (or the equivalents thereof in any other jurisdiction in which the Company or any if its affiliates conducts business); (iii) any material misrepresentation or significant breach of any of the terms of the Jaeger Employment Agreement or any significant failure the executive to carry out his obligations under the Jaeger Employment Agreement; or (iv) any judgment made by a court of competent jurisdiction or any binding arbitration award made by an arbitral body against the Company that has the effect of materially diminishing the executive’s ability or willingness to perform his duties or the ability or willingness of the Company to accept the executive’s performance of such duties (including, without limitation, any such determination or award enforcing any proprietary information and inventions or similar agreement with a third party).

Under the Jaeger Employment Agreement, “Good Reason” is defined as (i) a significant reduction of the executive’s duties, position, or responsibilities, relative to the executive’s duties, position, or responsibilities in effect immediately prior to such reduction (however, the executive continuing in his same general role on a divisional or business unit basis, following the acquisition of the Company by a larger entity, will not be considered a significant reduction of duties position or responsibilities); (ii) a reduction in the executive’s base salary as in effect immediately prior to such reduction except to the extent (x) of the base salaries of substantially all other executive officers of the Company are proportionally reduced or (y) there is a specified amount of reduction in base salaries which is applied comparably to substantially all other executive offers of the Company; or (iii) the relocation of the executive to a facility or location more than 35 miles from the executive’s current place of employment.

Gamsey Employment Agreement

Pursuant to Mr. Gamsey’s employment letter agreement, dated December 17, 2015, (the “Gamsey Employment Agreement”), Mr. Gamsey serves as our Chief Financial Officer and Executive Vice President. The following terms and events are provided by the Gamsey Employment Agreement.

Employment Term

The Gamsey Employment Agreement has no specified employment term and may be terminated by either the Company or Mr. Gamsey at any time and for any reason or no reason, upon written notice to the other party.

Compensation and Benefits

Mr. Gamsey is entitled to an initial base salary of $400,000 (increased to $500,000 in 2021), which is subject to annual review and adjustment (but not reduction for the same responsibilities) pursuant to employee compensation policies in effect from time to time. In addition, he is eligible to participate in the MICP, pursuant to which he may receive an annual performance bonus in an amount equal to 50% of his base salary (unchanged in 2021), which is payable based on the achievement of annual objectives with respect to company, business unit, and individual performance.

Restrictive Covenants

Under the Gamsey Employment Agreement, Mr. Gamsey is subject to the following restrictive covenants: (i) confidentiality during employment and perpetually upon termination, (ii) non-use of trade secrets during employment and perpetually upon termination, (iii) non-competition during employment and for 12 months following termination, (iv) non-solicitation of employees and non-solicitation of customers, suppliers, and other business relations during employment and for 12 months following termination, and (v) mutual non-disparagement during employment and perpetually upon termination.

Severance

Mr. Gamsey is not entitled to any severance payments upon termination due to death, disability, for Cause or without Good Reason (as such terms are defined in the Gamsey Employment Agreement). Pursuant to the Gamsey Employment Agreement, if the Company terminates Mr. Gamsey’s employment without Cause or he resigns for Good Reason, then subject to his continued material compliance with the restrictive covenants and his timely execution, without revocation, of an effective release of claims in favor of the Company and its affiliates, he will be entitled to (i) continued payment of his base salary for a period of nine months following the termination date, to be paid in accordance with the standard payroll schedule; and (ii) reimbursement for the monthly COBRA premium paid by the executive and his spouse for a period of nine months following the termination date.

Definitions

Under the Gamsey Employment Agreement, “Cause” is defined as (i) any willful act or omission by the executive constituting dishonesty, fraud or other willful malfeasance, which in any such case is injurious to the financial condition or business reputation of the Company or any of its affiliates; (ii) the executive’s conviction of, or pleading nolo contendere to, any felony or a misdemeanor involving moral turpitude (or the equivalents thereof) in any jurisdiction in which the Company or any of its affiliates conducts business; (iii) any material misrepresentation or significant breach of any of the terms of the Gamsey Employment Agreement or any significant failure by the executive to carry out his obligations thereunder (other than due to disability); or (iv) any judgment made by a court of competent jurisdiction or any binding arbitration award made by an arbitral body against the executive that has the effect of materially diminishing his ability to perform the duties of his employment (including, without limitation, any such determination or award enforcing any proprietary information and inventions or similar agreement with a third party). Notwithstanding the foregoing, with respect to any proposed termination for Cause under subsection (iii) above, the Company will provide the executive with written notice of such assertion of termination for Cause, describing such act(s) allegedly constituting Cause in reasonable detail, at least 10 business days prior to the proposed termination date. During the notice period, the executive will be given an opportunity to cure any such act(s) constituting Cause, or if such act, by its nature, cannot reasonably be expected to be cured within such notice period, he will be given a reasonable opportunity to discuss the situation with our Board of Directors prior to expiration of such notice period.

Under the Gamsey Employment Agreement, “Good Reason” is defined as (i) a material diminution in the executive’s base compensation; (ii) a material diminution in the executive’s authority, duties, or responsibilities; (iii) a material diminution in the authority, duties, or responsibilities of an employee to whom the executive reports; (iv) a material diminution in the budget over which the executive has authority; (v) a material change in the geographic location at which the executive performs services; or (vi) any other action or inaction that constitutes a material breach of the Gamsey Employment Agreement by the Company.

Management Incentive Compensation Plan

We maintain a Management Incentive Compensation Plan, pursuant to which participants (including our Named Executive Officers) may receive a cash bonus each year, based on the achievement of specified annual targeted business plan objectives established by the Board of Directors. Bonus payments under the MICP are made following the completion of the Company’s annual financial audit, typically in April of the following year. Targets under the MICP are generally established as a percentage of each participant’s base salary. Our Board of Directors determines the amount of funds to be paid out each year under the MICP based on the level at which the objectives are achieved for such year. The results of the Company’s annual performance management program contribute to how the funds are allocated to individual participants, and other determining measures include Company and/or business unit/functional results.

For Mr. Staples, pursuant to the Staples Employment Agreement, the bonus payment under the MICP in 2021 was based solely on the Company’s achievement of revenues and Adjusted EBITDA targets that were established by our Board of Directors in consultation with him. For our other senior leaders, including Messrs. Jaeger and Gamsey, the bonus payment under the MICP in 2021 was based on the achievement of annual objectives with the following allocation: one-third company financial performance, one-third business unit or department financial performance, and one-third individual performance.

The following table summarizes the fiscal 2021 bonus earned by each Named Executive Officer under the MICP in 2021 based on actual bonus achieved, as compared to the target opportunity, for each of our Named Executive Officers.

Name	2021 Base Salary ($)	Target MICP Bonus Amount ($)	Actual MICP Bonus Paid ($)(1)
Scott Staples	600,000	400,000	400,000
Joseph Jaeger	500,000	500,000	500,000
David L. Gamsey	500,000	250,000	250,000

(1)

In 2021, Mr. Staples’s bonus payment under the MICP was based the level of achievement against the fixed dollar target bonus set forth above and tied to Company financial performance only. The bonus payment under the MICP in 2021 for each of Messrs. Jaeger and Gamsey was calculated by multiplying each Named Executive Officer’s base salary by their target bonus opportunity for 2021 (100% and 50% of base salary, respectively), which amount was then adjusted by an overall achievement factor based on the level of achievement of the applicable performance metrics (with the following allocation: one-third Company financial performance, one-third business unit financial performance, and one-third individual performance).

Outstanding Equity Awards at 2021 Year End

The following table includes certain information with respect to restricted stock awards, RSUs, and stock options held by the Named Executive Officers as of December 31, 2021.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

NAME/AWARD	GRANT DATE	NUMBER OF SECURITIES UNDERLINING UNEXERCISED OPTIONS exercisable (#)(1)	NUMBER OF SECURITIES UNDERLINING UNEXERCISED OPTIONS unexercisable (#)(2)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLINING UNEXERCISED UNEARNED OPTIONS (#)(3)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(4)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(5)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(6)	EQUITY INCENTIVE PLAN AWARDS: MARKET VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(7)
Scott Staples
Nonqualified stock option	6/22/2021	429,200	861,943	854,861	15.00	6/22/2031	n/a	n/a	n/a	n/a
Restricted stock	2/9/2020	n/a	n/a	n/a	n/a	n/a	874,713	16,654,536	867,526	16,517,695
Joseph Jaeger
Nonqualified stock option	6/22/2021	125,750	252,540	250,466	15.00	6/22/2031	n/a	n/a	n/a	n/a
Restricted stock	2/9/2020	n/a	n/a	n/a	n/a	n/a	255,124	4,857,561	253,028	4,817,653
Restricted stock unit	12/22/2021	n/a	n/a	n/a	n/a	n/a	30,082	572,761	19,918	385,413
David L. Gamsey
Nonqualified stock option	6/23/2021	89,606	179,951	178,473	15.00	6/22/2031	n/a	n/a	n/a	n/a
Restricted stock	2/9/2020	n/a	n/a	n/a	n/a	n/a	182,232	3,469,697	180,736	3,441,213

1)	Amounts represent nonqualified stock options that were vested as of December 31, 2021.

2)

Amounts in this column represent the number of time-based vesting nonqualified stock options (“Time Options”) that have not vested on or prior to December 31, 2021. The Time Options provide that, subject to the executive’s continued employment through the applicable vesting date, 20% of the Time Options become time vested on each of the first five anniversaries of January 31, 2021.

3)

Amounts in this column represent the number of performance-based vesting nonqualified stock options (“Performance Options”) that have not vested on or prior to December 31, 2021. The Performance Options provide that, subject to the executive’s continued employment through the applicable vesting date, upon each occurrence of a Realization Event (as defined in the Option Agreement), the number of Performance Options that vest will equal the excess, if any, of (i) the total number of Performance Options as of such Realization Event over (ii) the number of Performance Options that had vested prior to such Realization Event; provided that, as of any time, the percentage of the Performance Options that are vested may not exceed the product of (A) the percentage of the Time Options that are vested as of such time (after giving effect to any accelerated vesting contemplated by the applicable Option Agreement), and (B) the MOM Percentage (as defined in the applicable Option Agreement) as of such time. Performance Options that would have vested pursuant to the preceding sentence but for the proviso thereof will vest at such time as doing so would not violate such proviso.

4)

Amounts in this column represent the number of time-based vesting restricted shares and RSUs (“Time Awards”) that have not vested on or prior to December 31, 2021. The Time Awards provide that, subject to the executive’s continued employment through the applicable vesting date, 20% of the Time Awards become time vested on each of the first five anniversaries of the vesting commencement date (January 31, 2021 or, solely with respect to Mr. Jaeger’s restricted stock unit award, June 23, 2021).

5)	Amounts reported have been calculated using $19.04, which was the closing price of our common stock on December 31, 2021, the last business day of our 2021 fiscal year.

6)

Amounts in this column represent the number of performance-based vesting restricted shares and RSUs (“Performance Awards”) that have not vested on or prior to December 31, 2021. The Performance Awards provide that, subject to the executive’s continued employment through the applicable vesting date, upon each occurrence of a Realization Event (as defined in the applicable award agreement), the number of Performance Awards that vest will equal the excess, if any, of (i) the total number of Performance Awards as of such Realization Event over (ii) the number of Performance Awards that had vested prior to such Realization Event; provided that, as of any time, the percentage of the Performance Awards that are vested may not exceed the product of (A) the percentage of the Time Awards that are vested as of such time (after giving effect to any accelerated vesting contemplated by the applicable award agreement), and (B) the MOM Percentage (as defined in the applicable award agreement) as of such time. Performance Awards that would have vested pursuant to the preceding sentence but for the proviso thereof will vest at such time as doing so would not violate such proviso.

7)	Amounts reported have been calculated using $19.04, which was the closing price of our common stock on December 31, 2021, the last business day of our 2021 fiscal year.

Long-Term Equity Incentive Compensation

“Top-Up” Options

In connection with the IPO, all outstanding Class A LP Units, Class B LP Units, and Class C LP Units of Fastball Holdco, L.P., the previous direct parent company of the Company, were exchanged for 130,000,000 shares of the Company’s common stock. In addition, in connection with the IPO we granted to each holder of Class C LP Units, including each of our Named Executive Officers, nonqualified options to purchase shares of our common stock. This option grant was intended to restore to the Class C unitholders the same leverage, or amount of equity at work, that each such Class C unitholder had with respect to their vested and unvested Class C LP Units prior to their conversion into shares of our common stock (for example, if 10,000 Class C LP Units converted into 4,000 shares of common stock, the option grant would need to cover at least 6,000 shares of our common stock) but also covered a number of additional shares of our common stock equal to 25% of the number of shares needed to provide the same leverage, rounded up to the nearest 5,000 shares (so, for example, if 6,000 shares of our common stock was necessary to restore leverage, the option grant would provide for an additional 1,500 shares, for a total of 7,500 shares subject to the option grant). Mr. Staples was granted 2,146,004 options, Mr. Jaeger was granted 628,756 options, and Mr. Gamsey was granted 448,030 options pursuant to our 2021 Equity Plan and the Option Agreement described below. These options have a per share exercise price equal to the IPO offering price of $15.00 per share, a 10-year term and the same vesting terms and conditions as the Class C LP Units from which they were converted (i.e., 50% time-vesting and 50% performance-vesting), and were vested or unvested in the same proportion as the corresponding grant of Class C LP Units was vested and unvested immediately prior to the IPO (for example, if the time-vesting portion of a grant of Class C LP Units was 40% vested immediately prior to the IPO, then the one-half of the option grant subject to time-based vesting was also 40% vested).

Under the Option Agreement, the nonqualified stock options are subject to both time and performance vesting conditions as follows:

•

50% of the nonqualified stock options are Time Options, subject solely to time-based vesting criteria. Subject to the executive’s continued employment through the applicable vesting date, 20% of the Time Options become time vested on each of the first five anniversaries of January 31, 2020.

•

The other 50% of the nonqualified stock options are Performance Options, subject to both time and performance-based vesting criteria. Subject to the executive’s continued employment through the applicable potential vesting date, upon each occurrence of a Realization Event (as defined in the Option Agreement), the number of Performance Options that vest will equal the excess, if any, of

(i) the total number of Performance Options as of such Realization Event over (ii) the number of Performance Options that had vested prior to such Realization Event; provided that, as of any time, the percentage of the Performance Options that are vested may not exceed the product of (A) the percentage of the Time Options that are vested as of such time (after giving effect to any accelerated vesting contemplated by the Option Agreement), and (B) the MOM Percentage (as defined in the Option Agreement) as of such time. Performance Options that would have vested pursuant to the preceding sentence but for the proviso thereof will vest at such time as doing so would not violate such proviso.

The Option Agreement provides that upon a termination of the executive’s employment for any reason:

•

all unvested Time Options and all Performance Options that have not satisfied the time vesting condition will be immediately forfeited for no consideration (even if such Performance Options have satisfied the performance vesting condition prior to such termination), and

•

any Performance Options that have satisfied the time vesting condition but not the performance vesting condition will (x) if such termination of employment is for any reason other than without Cause (as defined in the Option Agreement), be immediately forfeited for no consideration upon the date of such termination, and (y) solely if such termination of employment is without Cause (and other than due to death or permanent disability), remain outstanding and be eligible to satisfy the performance vesting condition upon future Realization Events that occur during the term of the Performance Options, subject to a restrictive covenant violation not having occurred.

Upon a termination of the executive’s employment for Cause or upon a restrictive covenant violation, all vested and unvested nonqualified stock options will terminate and be forfeited for no consideration.

The Option Agreement further provides that the Compensation Committee may, in its sole discretion (A) vest any and/or all of the unvested nonqualified stock options granted under the Option Agreement at such time or such other time or times and on such other conditions as the Compensation Committee determines and (B) upon a change of control, provide for any of the following, including any combination thereof, with respect to all or any portion of the nonqualified stock options (provided that, except as specifically contemplated by clause (z) of this sentence, in no event will any unvested nonqualified stock options that have a spread value in excess of $0.00 be forfeited without the payment of consideration on a change of control): (x) the nonqualified stock options may be continued, assumed, or have new rights substituted therefor; (y) the nonqualified stock options may be terminated in exchange for an amount of cash equal to the spread value of the nonqualified stock options; and (z) if Silver Lake retains any interest in our Company or any successor entity following such change of control, all then unvested Performance Options may, in the Compensation Committee’s sole discretion, be tested for vesting in connection with such change of control by deeming that Silver Lake sold 100% of its interest in our Company in such change of control for cash, cash equivalents and/or Marketable Securities (as defined in the Option Agreement), with any Performance Options that do not vest as a result of such testing being automatically forfeited for no consideration upon the consummation of such change of control. Notwithstanding the foregoing, upon a change of control, if the percentage of Time Options that are vested prior to giving effect to this sentence is less than the Realization Percentage (as defined in the Options Agreement), then, upon such change of control, the vesting of those Time Options, if any, that are scheduled to vest on the next anniversary of the January 31, 2020 vesting commencement date will be accelerated to the date of such change of control, but if such additional vesting would result in the time vested percentage being in excess of the Realization Percentage, the number of Time Options that will vest upon the change of control by virtue of this sentence will be reduced so that the time vested percentage after giving effect to such accelerated vesting equals the Realization Percentage. In the event of a termination of the executive’s employment without Cause, which occurs during the 12-month period following a change of control, all then-unvested Time Options will vest in full and the time vesting condition for any Performance Options will be deemed to have been satisfied.

Restrictive Covenants under Option Agreement

Under the Option Agreement, each Named Executive Officer is subject to the following restrictive covenants: (i) confidentiality during employment and perpetually upon termination, (ii) non-competition during the period commencing on the grant date and ending on the second anniversary of the date of the executive’s termination of employment (such period, referred to as the restricted period), (iii) non-solicitation of employees, no hire, and non-solicitation of customers, suppliers, and other business relations during the restricted period, (iv) assignment of inventions, and (v) non-disparagement during employment and perpetually upon termination.

Definitions under Option Agreement

Under the Option Agreement, “Aggregate Proceeds” means, with respect to Silver Lake (and without duplication), the (i) aggregate cash or cash equivalents received for all Cash Liquidity Events prior to and including (if applicable) the applicable Realization Event, (ii) the aggregate market value (calculated as of the date of the relevant In Kind Distribution) of the securities distributed in all In Kind Distributions prior to and including (if applicable) the applicable Realization Event, (iii) the aggregate market value (calculated as of the date of such Exchange Realization Event) of the Marketable Securities received in all Exchange Realization Events prior to and including (if applicable) such Realization Event, and (iv) the amount of (A) all distributions received through and including (if applicable) the date of such Realization Event minus (B) the amount of all tax distributions as of such date, in each case, calculated after deducting any commercially reasonable fees, expenses, discounts or similar amounts paid or owed by Silver Lake to a third party in respect of each such Realization Event.

Under the Option Agreement, “Cost of Shares Transferred” means, with respect to any Realization Event, (i) the per share cost, as determined in good faith by the Compensation Committee, of the shares acquired by Silver Lake at any time (excluding any acquisition from a member or former member of Silver Lake) multiplied by (ii) the number of Investor Shares (or, without duplication, the equivalent thereof in Public Investor Securities, as applicable) disposed of in all Realization Events up to and including such Realization Event. In the event that members of Silver Lake have acquired shares at different per share prices as of any Realization Event, for purposes of clause (i), the weighted average cost of acquisition as of such Realization Event will be used.

Under the Option Agreement, “Investor Shares” means the shares beneficially owned by Silver Lake or any securities received by Silver Lake in respect thereof (other than in a Realization Event).

Under the Option Agreement, “Marketable Securities” means securities publicly traded on a national securities exchange or the Nasdaq Global Market that (i) are not subject to any of the following: (A) contractual limitations on sale, (B) limitations on sale arising from the need to comply with applicable securities laws relating to insider trading or any insider trading policy of the applicable issuer, or (C) limitations on sale pursuant to securities laws, and (ii) represent, together with all of securities of the applicable issuer held by Silver Lake, not more than 10% of the outstanding shares of such issuer.

Under the Option Agreement, “MOM Percentage” is defined as, with respect to any Realization Event, if: (i) the Aggregate Proceeds divided by the Cost of Shares Transferred equals 2.0 or less, 0%; (ii) the Aggregate Proceeds divided by the Cost of Shares Transferred equals 3.0 or greater, 100%; and (iii) if the Aggregate Proceeds divided by the Cost of Shares Transferred equals a number that is greater than 2.0 but less than 3.0, a percentage between 0% and 100% to be determined using straight-line linear interpolation.

Under the Option Agreement, “Realization Event” means any transaction or other event in which (i) Investor Shares are transferred by any member of Silver Lake to an entity that is not part of Silver Lake for cash or cash equivalents (each such event, a “Cash Liquidity Event”); (ii) Investor Shares are distributed by Silver Lake in kind to its partners and/or members (other than to any permitted transferee), (each such event, an “In Kind Distribution”); or (iii) Investor Shares are exchanged by Silver Lake for Marketable Securities (such event, an

“Exchange Realization Event”), but if Investor Shares are exchanged by Silver Lake for securities which are not yet Marketable Securities, the Exchange Realization Event will occur as and when such securities become Marketable Securities.

Under the Option Agreement, “Realization Percentage” means, as of the date of a Realization Event, a fraction (expressed as a percentage) determined by dividing (i) the aggregate number of Investor Shares transferred, exchanged or distributed in all Realization Events prior to and including such Realization Event, by (ii) the number set forth in clause (i) of this definition plus the total number of Investor Shares beneficially owned by Silver Lake after giving effect to such Realization Event.

RSUs

We granted 50,000 RSUs to Mr. Jaeger pursuant to the RSU Agreement. Under the RSU Agreement, the RSUs have the same vesting terms as the nonqualified stock options describe above, except the 20% per year time-based vesting is based on a June 23, 2021 vesting commencement date. Approximately 20.33% of the performance-based RSUs granted to Mr. Jaeger satisfied the performance-based vesting criteria as of the grant date (December 22, 2021).

Other Compensation

Retirement Benefits

We maintain a defined contribution plan (the “401(k) Plan”) for all full-time United States employees, including our Named Executive Officers. The 401(k) Plan is intended to qualify as a tax-qualified plan under Section 401(a) of the Code. Each participant may contribute up to 60% of such participant’s eligible compensation to the 401(k) Plan subject to annual limitations and the Company may make discretionary matching contributions.

Health and Welfare Benefits

We provide various employee benefit programs to our Named Executive Officers, including medical, dental, vision, health savings account, flexible spending accounts, disability insurance, and life and accidental death and dismemberment insurance. These benefit programs are available to all of our U.S. full-time employees. We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

No Pension Benefits

Other than with respect to our 401(k) Plan, our employees, including the Named Executive Officers, do not participate in any plan that provides for retirement payments and benefits, or payments and benefits that will be provided primarily following retirement.

No Nonqualified Deferred Compensation

During 2021, our employees, including the Named Executive Officers, did not contribute to, or earn any amounts with respect to, any defined contribution or other plan sponsored by us that provides for the deferral of compensation on a basis that is not tax-qualified.

No Perquisites

We generally do not provide perquisites or personal benefits to our executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2021, none of the members of our Compensation Committee has at any time been one of our executive officers or employees. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

COMPENSATION OF DIRECTORS

The following table contains information concerning the compensation of Ms. Bell, Mr. Clark, and Ms. Sim. Mr. Osnoss, Mr. Rudella, and Ms. Stoica are employees of Silver Lake and did not receive any compensation as directors of the Company. The compensation paid to Mr. Staples, our Chief Executive Officer, is presented in the section entitled “Executive Compensation” above.

Director Compensation Table for 2021

Name	Fees Earned or Paid in Cash($)(1)	Equity Awards ($)(2)	Total ($)
Susan R. Bell	38,750	225,000	263,750
James L. Clark	27,500	225,000	252,500
Judith Sim	35,000	225,000	260,000

(1)	Amounts reflect the aggregate amount of cash retainers paid during 2021.

(2)

Amounts reflect the full grant-date fair value of RSUs granted during 2021 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. See Note 10 to our audited consolidated financial statements included in our 2021 Form 10-K for a discussion of the valuation of our equity-based awards.

As of December 31, 2021, the following non-employee directors held the following number of RSUs:

Name	Number of RSUs Outstanding
Susan R. Bell	15,000
James L. Clark	15,000
Judith Sim	15,000

Effective upon the consummation of the IPO, we adopted an annual compensation policy covering each of our non-employee directors. Under this policy, each of our non-employee directors who is not employed by Silver Lake will receive an annual cash retainer of $50,000, payable in arrears, and an annual equity award consisting of restricted stock units valued at approximately $175,000, in each case, with a one-year vesting period. If such individual is not employed by Silver Lake, our Audit Committee Chair and Audit Committee members will also receive an additional annual cash retainer of $20,000 and $10,000, respectively; our Compensation Committee Chair and Compensation Committee members will also receive an additional annual cash retainer of $15,000 and $7,500, respectively and our Nominating and Corporate Governance Committee Chair and Nominating and Corporate Governance Committee members will receive an additional annual cash retainer of $10,000 and $5,000 respectively, in each case to be paid on a quarterly basis in arrears.

In addition, in connection with the IPO, we granted each of our non-employee directors who was not employed by Silver Lake RSUs valued at approximately $225,000, in each case, with a three-year vesting period. We expect to make similar grants to any newly elected or appointed non-employee director who is not employed by Silver Lake.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, as of December 31, 2021, certain information related to our compensation plans under which shares of our common stock may be issued.

Plan category:	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights(2)	Number of Securities Available for Future Issuance Under Equity Compensation Plans (excludes securities reflected in first column)
Equity compensation plans approved by security holders(1)	--	--	--
2021 Equity Plan	4,055,415	$15.33	10,551,501
2021 Employee Stock Purchase Plan	--	--	1,525,000
Equity compensation plans not approved by security holders (3)	3,519,563	$6.66	--
Total	7,574,978	$11.11	12,076,501

(1)

The 2021 Equity Plan and the 2021 Employee Stock Purchase Plan allow for future grants of securities. The maximum number of shares that may be granted under the 2021 Equity Plan is 17,525,000 shares without giving effect to any “evergreen” increase, pursuant to which such “Absolute Share Limit” is automatically increased on the first day of each calendar year commencing on January 1, 2022 and ending on January 1, 2030 in an amount equal to the lesser of (x) 2.5% of the total number of shares of common stock outstanding on the last day of the immediately preceding calendar year and (y) a number of shares as determined by the Board. Restricted stock, stock options and restricted stock units are counted on a one-for-one basis. The securities reflected in the table above do not reflect vested and unvested shares of restricted stock that were issued under the 2021 Equity Plan. Number of securities to be issued upon exercise or vesting includes securities that may be issued upon satisfaction of performance criteria. The maximum number of shares that may be granted under the 2021 Employee Stock Purchase Plan is 1,525,000 shares.

(2)	Weighted average exercise price relates only to outstanding options.

(3)

Represents shares issuable under the Class B LP Option Grant Agreement after conversion of the pre-IPO options pursuant to the form of option conversion notice in connection with our IPO. The Class B Options expire ten years subsequent to the date of grant. The Company will not make future grants under the Class B LP Option Grant Agreement. See also Note 10 to our audited financial statements included in our 2021 Form 10-K.

OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of April 26, 2022 by (1) each person known to us to beneficially own more than 5% of our outstanding common stock, (2) each of our directors and named executive officers and (3) all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC, and includes common stock of which that person has the right to acquire beneficial ownership within 60 days of April 26, 2022.

Name	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding
Greater than 5% Stockholders:
Entities affiliated with Silver Lake(1)	89,880,679	58.8%
Named Executive Officers and Directors:
Scott Staples(2)	4,442,020	2.9%
David L. Gamsey(3)	692,970	*
Joseph Jaeger(4)	903,516	*
Joseph Osnoss(5)	115,936	*
Susan R. Bell(6)	5,000	*
James L. Clark(6)	5,000	*
John Rudella(5)	15,224	*
Judith Sim(6)	5,000	*
Bianca Stoica(5)	7,811	*
All executive officers and directors as a group (10 persons)(7)	5,881,667	4.1%

*	Indicates less than one percent of common stock.

(1)

Consists of 89,557,840 shares of common stock held of record by SLP Fastball Aggregator, L.P. and 322,839 shares of common stock held by Silver Lake Group, L.L.C. SLP V Aggregator GP, L.L.C. is the general partner of SLP Fastball Aggregator, L.P. Silver Lake Technology Associates V, L.P. is the managing member of SLP V Aggregator GP, L.L.C. SLTA V (GP), L.L.C. is the general partner of Silver Lake Technology Associates V, L.P. Silver Lake Group, L.L.C., is the managing member of SLTA V (GP), L.L.C. The managing members of Silver Lake Group, L.L.C. are Egon Durban, Kenneth Hao, Gregory Mondre, and Joseph Osnoss. The principal business address for each of the entities identified in this paragraph is c/o Silver Lake Group, L.L.C., 2775 Sand Hill Road, Suite 100 Menlo Park, CA 94025.

(2)	Includes 1,520,866 shares of unvested restricted stock and 643,800 shares underlying vested options.

(3)	Includes 316,849 shares of unvested restricted stock and 134,409 shares underlying vested options.

(4)

Includes 443,585 shares of unvested restricted stock and 188,626 shares underlying vested options. The number of shares of common stock reported includes 10,000 shares underlying RSUs that vest within 60 days of April 26, 2022.

(5)	Mr. Osnoss is a Managing Partner and Managing Member of Silver Lake, and each of Mr. Rudella and Ms. Stoica is a Director of Silver Lake.

(6)	The number of shares of common stock reported includes 5,000 shares underlying RSUs that vest within 60 days of April 26, 2022.

(7)	Includes 2,281,300 shares of unvested restricted stock and 1,015,757 shares underlying vested options.

TRANSACTIONS WITH RELATED PERSONS

Statement of Policy Regarding Transactions with Related Persons

Our Board of Directors has adopted a written Related Person Transaction Policy to assist it in reviewing, approving and ratifying transactions with related persons and to assist us in the preparation of related disclosures required by the SEC. This Related Person Transaction Policy supplements our other policies that may apply to transactions with related persons, such as the Corporate Governance Guidelines of our Board of Directors and our Global Code of Conduct and Ethics.

The Related Person Transaction Policy provides that all transactions with related persons covered by the policy must be reviewed and approved or ratified by the Audit Committee or disinterested and independent members of the Board of Directors and that any employment relationship or transaction involving an executive officer and any related compensation must be approved or recommended for the approval of the Board of Directors by the Compensation Committee.

In reviewing transactions with related persons, the Audit Committee or disinterested members of the Board of Directors, as applicable, will consider all relevant facts and circumstances, including, without limitation:

•	the relationship of the related person to the Company;

•	the nature and extent of the related person’s interest in the transaction;

•	the material terms of the transaction;

•	the importance of the transaction both to the Company and to the related person;

•	the business rationale for engaging in the transaction;

•	whether the transaction would likely impair the judgment of a director or executive officer to act in the best interest of the Company;

•	whether the value and the terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by the Company with non-related persons, if any; and

•	any other matters that management or the Audit Committee or disinterested directors, as applicable, deem appropriate.

The Audit Committee or disinterested members of the Board of Directors, as applicable, will not approve or ratify any related person transaction unless it determines in good faith that, upon consideration of all relevant information, the related person transaction is in, or is not inconsistent with, the best interests of the Company. The Audit Committee or the disinterested and independent members of the Board of Directors, as applicable, may also conclude, upon review of all relevant information, that the transaction does not constitute a related person transaction and thus that no further review is required under the policy.

Generally, the Related Person Transaction Policy applies to any current or proposed transaction that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K in which:

•	the Company was or is to be a participant;

•	the amount involved exceeds $120,000; and

•

any related person (i.e., a director, director nominee, executive officer, greater than 5% beneficial owner and any immediate family member of such person) had or will have a direct or indirect material interest.

Transactions Related to Directors, Equity Holders, and Executive Officers

Stockholders’ Agreement

In connection with the IPO, we entered into a stockholders’ agreement with Silver Lake, Workday, Inc. and management stockholders. This agreement grants Silver Lake the right to nominate to our Board of Directors a number of directors proportionate to the percentage of the issued and outstanding common stock owned by Silver Lake and its affiliates and certain transferees so long as Silver Lake and its affiliates and certain of their transferees own at least 5% of our outstanding common stock. In addition, in the event of a vacancy on the Board of Directors, Silver Lake, its affiliates and certain transferees who designated such director shall have the right to have the vacancy filled by a new Silver Lake director-designee.

In addition, the stockholders’ agreement grants to Silver Lake and its affiliates and certain of their transferees certain governance rights for as long as Silver Lake and its affiliates and certain of their transferees maintain ownership of at least 25% of our outstanding common stock, including rights of approval over change of control transactions, entry into joint ventures or similar business alliance having a fair market value of more than $100 million, incurrence of debt for borrowed money in excess of $100 million, the increase or reduction in the size of our Board of Directors, the initiation of any liquidation, dissolution, bankruptcy or other insolvency proceeding, appointment or termination of our chief executive officer, or any material change in the nature of our business.

In the stockholders’ agreement, we granted Silver Lake and Workday, Inc. the right to cause us, at our expense, to file registration statements under the Securities Act covering resales of our common stock held by Silver Lake and Workday, Inc. Under the stockholders’ agreement, certain holders of registrable securities party thereto are also provided with customary “piggyback” registration rights with certain exceptions.

The stockholders’ agreement also requires us to indemnify certain of our stockholders and their affiliates in connection with any registrations of our securities.

The stockholders’ agreement imposes significant restrictions on transfers of shares of our common stock held by management stockholders immediately prior to the closing of the IPO. Generally, shares are nontransferable by any means, except (i) certain transfers to a management stockholder’s estate or trust, (ii) transfers approved by our Board of Directors, (iii) transfers to us or our designee, (iv) transfers in amounts not to exceed the applicable “catch-up amount” to be determined based on sales of common stock by Silver Lake and (v) pursuant to the proper exercise of piggyback registration rights. Such transfer restrictions terminate upon the earliest of (i) the 18-month anniversary of the closing of the IPO, (ii) the first date following the closing of the IPO as of which Silver Lake holds less than 25% of our issued and outstanding shares of common stock and (iii) a change of control where the consideration paid includes publicly traded securities.

Agreements with Officers

In addition, we have certain agreements with our officers which are described in the section entitled “Executive Compensation.”

Director Indemnification

We have entered into indemnification agreements with our directors, which agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors.

STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING

If any stockholder wishes to propose a matter for consideration at our 2023 annual meeting of stockholders (the “2023 Annual Meeting”), the proposal should be mailed by certified mail return receipt requested, to our Corporate Secretary, First Advantage Corporation, 1 Concourse Parkway NE, Suite 200, Atlanta, Georgia 30328. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our Proxy Statement for the 2023 Annual Meeting, a proposal must be received by our Corporate Secretary on or before December 29, 2022. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

In addition, our Bylaws permit stockholders to nominate candidates for director and present other business for consideration at our annual meeting of stockholders. To make a director nomination or present other business for consideration at the 2023 Annual Meeting, you must submit a timely notice in accordance with the procedures described in our Bylaws. To be timely, a stockholder’s notice must be delivered to the Corporate Secretary at the principal executive offices of our Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our 2023 Annual Meeting, such a proposal must be received on or after February 15, 2023, but not later than March 17, 2023. In the event that the date of the 2023 Annual Meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of this year’s Annual Meeting of Stockholders, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the 2023 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2023 Annual Meeting or the tenth day following the day on which public announcement of the date of the 2023 Annual Meeting is first made. The Bylaws have additional requirements that must also be followed in connection with submitting nominations or other business at an annual meeting.

In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than First Advantage’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 17, 2023.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices of internet availability of proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies by reducing printing and mailing costs. While the Company does not household, some brokers with account holders who are Company stockholders may household proxy materials, delivering a single proxy statement or notice of internet availability of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will generally continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice of internet availability of proxy materials, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of the Proxy Statement and Annual Report by contacting us in writing at First Advantage Corporation, 1 Concourse Parkway NE, Suite 200, Atlanta, Georgia 30328 or by phone at (888) 314-9761.

OTHER BUSINESS

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

Bret T. Jardine Executive Vice President, General Counsel & Corporate Secretary

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (https://investors.fadv.com/financials-filings/sec-filings). Copies of our Annual Report on Form 10-K for the year ended December 31, 2021, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:

Corporate Secretary

First Advantage Corporation

1 Concourse Parkway NE, Suite 200

Atlanta, Georgia 30328

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/FA • Cast your vote online P.O. BOX 8016, CARY, NC 27512-9903 Have your Proxy Card ready Follow the simple instructions to record your vote PHONE    Call 1-866-506-3604 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online and/or participate at www.proxydocs.com/FA First Advantage Corporation Annual Meeting of Stockholders For Stockholders of record as of April 18, 2022 TIME: Wednesday, June 15, 2022 10:00 AM, Eastern Time PLACE: Annual Meeting to be held live via the Internet—please visit www.proxydocs.com/FA for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Bret T. Jardine and Steven Marks (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of First Advantage Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.    PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

First Advantage Corporation Annual Meeting of Stockholders Please make your marks like this: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2    BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. Election of Class I Directors FOR WITHHOLD 1.01 Scott Staples FOR #P2# #P2# 1.02 Susan R. Bell FOR #P3# #P3# FOR AGAINST ABSTAIN 2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public FOR accounting firm for 2022. #P4# #P4# #P4# 3. To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.    You must register to attend the meeting online and/or participate at www.proxydocs.com/FA Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date